UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 13, 2006
ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-14617	36-2092797
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
3 Westbrook Corporate Center, Suite 900 Westchester, IL USA 60154
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (708)236-6600
None

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On April 13, 2006, Andrew Corporation (the “Company”) issued a press release announcing that it has acquired Precision Antennas Ltd., a Stratford, England-based provider of antennas for terrestrial and satellite communications systems. Under the agreement, Andrew paid approximately $26 million (15 million GBP) to acquire the subsidiary of UK-based Cobham plc. Precision Antennas designs and produces microwave antennas for use in carrying point-to-point radio signals, primarily for cellular network back-haul.
A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. This Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under item 7.01 of Form 8-K per the public disclosure requirement of Regulation FD.
Item 9.01 Financial Statements and Exhibits.
     99.1 Press release dated April 13, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION

Date: April 13, 2006	By:	/s/ Marty Kittrell
Marty Kittrell
Chief Financial Officer